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                             BRE PROPERTIES, INC.
                     1994 NON-EMPLOYEE DIRECTOR STOCK PLAN

                             September 26, 1994


1. PURPOSE OF THE PLAN. The purpose of the 1994 Non-Employee Director Stock Option Plan (the "Plan") is to attract and retain the services of experienced and knowledgeable non-employee directors to devote their utmost effort and skill to the advancement and betterment of the company by permitting them to participate in the ownership of the company.

2. DEFINITIONS. As used in the Plan and the related Option Agreements, the following terms will have the meanings stated below:

            (a) "Award" means any Option or Shares granted pursuant to the Plan.

            (b)   "Board" means the Board of Directors of the company.

            (c)   "company" means BRE Properties, Inc., a Delaware corporation.

            (d)   "Code" means the Internal Revenue Code of 1986, as amended.

            (e) "Committee" means the Board or its Compensation Committee appointed by the Board to administer the Plan.

            (f)   "Exchange Act" means the Securities Exchange Act of 1934.

            (g) The "Fair Market Value" of a Share on any date means the closing price per Share on the New York Stock Exchange for that day (or, if no Shares were publicly traded on that Exchange on that date, the next preceding day that Shares were so traded on that Exchange).

            (h)   "Option" means an option to purchase Shares.

            (i)   "Optionee" means the holder of an Option.

            (j) "Option Price" means the price to be paid for Shares upon exercise of an Option.

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            (k)   "Shares" means shares of Class A common stock, $.01 par value, of the company.

            (l) "Subsidiary" means any corporation in which the company owns, directly or indirectly, stock possessing more than 50 percent of the total combined voting power of all classes of stock.

3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have the power to interpret the Plan and prescribe, amend, and rescind rules and regulations relating to it.

4.    PARTICIPATION IN THE PLAN.

      (a)   ANNUAL STOCK OPTIONS FOR 2,500 SHARES.

      (i) INITIAL GRANTS. Each director of the company who is not otherwise an employee of the company (a "Non-employee Director") on the date of the adoption of the Plan by the Board, but subject in any event to the approval of the Plan by the shareholders of the company not later than 12 months after the date the Board adopts the Plan, shall automatically receive an Option, subject to the further terms and conditions of the Plan, to acquire 2,500 Shares. Additionally, any Non-employee Director hereafter appointed or elected to the Board shall also automatically receive an Option to acquire 2,500 Shares, which grant will be effective as of the date such Non-employee Director shall be appointed or elected to the Board.

      (ii) SUBSEQUENT ANNUAL GRANTS. In addition to the initial grant of Options provided for in paragraph (a) above, each Non-employee Director shall automatically receive an Option, subject to the terms and conditions of the Plan, for 2,500 additional Shares on each anniversary of the date of grant of the Option received pursuant to paragraph (i) above.

      (b) PAYMENT OF DIRECTOR FEES IN SHARES. Non-employee Directors may be permitted or required, subject to policies and procedures established by the Committee, to receive Shares at Fair Market Value in lieu of cash payment of all or a portion of their fees for serving as a director and attending Board and Board committee meetings.

5. SHARES SUBJECT TO PLAN. The maximum number of Shares which may be issued pursuant to Awards under the Plan shall be 125,000, subject to adjustment in accordance with Section 8. In the event that any outstanding Award shall expire or terminate for any reason, the Shares allocable to the unused portion of that Award may again be available for additional Awards under the Plan.


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6.    TRANSFERABILITY.  Except as permitted by the Committee in accordance with the rules and regulations promulgated under the Exchange Act with respect to any exemption from the short swing profit provisions of Section 16(b) of that Act, Awards under the Plan shall not be transferable by the holder other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only the holder or the holder's guardian or legal representative.

7. TERMS AND CONDITIONS OF OPTIONS. The Options granted hereunder will not be "incentive stock options" under Section 422 of the Code. Each Option Agreement shall state the number of Shares subject to the Option, the Option Price, the option period, the method of exercise, the manner of payment, any restrictions on transfer, and such other terms and conditions as the Committee shall determine consistent with the Plan and the following:

            (a) OPTION PRICE. The price to be paid for Shares upon the exercise of an Option shall be 100% of the Fair Market Value of the Shares on the date the Option is granted.

            (b) EXPIRATION OF OPTION. No Option shall be exercisable after the expiration of ten years from the date of grant.

            (c) PAYMENT OF OPTION PRICE. Upon exercise of an Option, the Option Price for the Shares to which the exercise relates shall be paid in full in cash.

            (d) VESTING OF OPTIONS. The Options granted hereunder shall become exercisable as to 1,250 Shares on the first anniversary of the grant date and the remaining 1,250 Shares on the second anniversary of the grant date.

            (e) TERMINATION OF OPTIONS. Options shall terminate prior to expiration upon termination of a Non-employee Director's service as a director of the company; provided that, the Option may be exercised for 90 days following the termination date (but not beyond the expiration date) to the extent vested at the termination date; and provided further that, if termination is caused the Non-employee Director's death or permanent disability, the Option may be exercised in full during the one year period following termination by the Optionee or the Optionee's estate.

            (f) RIGHTS AS SHAREHOLDER. No Optionee shall have rights as a shareholder with respect to Shares acquired under the Plan unless and until the certificates for such Shares are delivered to him or her.

8. CAPITAL ADJUSTMENTS. The aggregate number of Shares with respect to which Options or other Awards may be granted hereunder, the number of Shares thereof covered by each outstanding Option and the purchase price per Share shall be proportionately


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      adjusted for changes in the capitalization of the company resulting from a recapitalization, reorganization, merger, consolidation, exchange of shares, stock dividend, stock split, reverse stock split, or other subdivision or consolidation of shares or the like. No fractional shares shall be issued, and any fractional shares resulting from the adjustments contemplated by this subparagraph shall be eliminated from the respective Option.

9. EXCHANGE ACT SECTION 16. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

10.   DURATION OF THE PLAN. The Plan shall be deemed effective on September
      26, 1994, if within twelve months after that date the Plan has been approved by the affirmative vote of a majority of those outstanding shares of voting stock of the company voting in person or by proxy at a duly held shareholder meeting. The Plan shall terminate on September 25, 2004. The Plan may be terminated by the Board at any time. Expiration or termination of the Plan will not affect any Options then outstanding.

11.   AMENDMENT OF THE PLAN. The Board may amend the Plan at any time;
      provided, however, that the Plan may not be amended more than once every six months, except to the extent permitted by Rule 16b-3 or to comply with changes in the Code, or the rules and regulations thereunder, and provided further that no such amendment shall, without the approval of the holders of a majority of the Shares voting at a duly held shareholder meeting, (i) increase the maximum number of Shares which may be purchased pursuant to the Plan, (ii) change the purchase price, (iii) change the Option period or increase the time limitation on the grant of Options under the Plan,
      (iv) materially modify the Plan in any manner which requires shareholder approval under Rule 16b-3 or its successor under the Exchange Act.


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